Exhibit 3.97

CERTIFICATE OF INCORPORATION

OF

SUNGARD NETWORK SOLUTIONS INC.

1. The name of the corporation is SunGard NetWork Solutions Inc.

2. The address of its registered office in the State of Delaware is Corporation Trust Center, 1209 Orange Street, in the City of Wilmington, County of New Castle. The name of its registered agent as such address is The Corporation Trust Company.

3. The nature of the business or purposes to be conducted or promoted is to engage in any lawful act or activity for which corporation may be organized under the General Corporation Law of Delaware.

4. The total number of shares of stock which the corporation shall have authority to issue is One Thousand (1,000) shares of common stock, with a par value of $1.00 per share, amounting in the aggregate to One Thousand Dollars ($1,000.00).

5. The name and mailing address of each incorporator is as follows:

NAME	ADDRESS
M.A. Brzoska	Corporation Trust Center 1209 Orange Street Wilmington, DE 19801

D.J. Murphy	Corporation Trust Center 1209 Orange Street Wilmington, DE 19801

L.J. Vitalo	Corporation Trust Center 1209 Orange Street Wilmington, DE 19801

6. The corporation is to have perpetual existence.

7. In furtherance and not in limitation of the powers conferred by statute, the board of directors is expressly authorized to make, alter or repeal the by-laws of the corporation.

8. The corporation reserves the right to alter, amend, changed or repeal any provision contained in this Certificate of Incorporation, in the manner now or hereafter prescribed by statute, and all rights conferred upon stockholders herein are granted subject to this reservation.

9. A director of the corporation shall not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director except for liability (i) for any breach of the director’s duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the

Delaware General Corporation Law, or (iv) for any transaction from which the director derived any improper personal benefit.

10. This certificate of incorporation shall be effective upon filling.

WE, THE UNDERSIGNED, being each of the incorporators hereinabove named, for the purpose of forming a corporation pursuant to the General Corporation Law of the State of Delaware, do make this certificate, hereby declaring and certifying that this is our act and deed and the facts herein state are true, and accordingly have hereunto set our hands this 13th day of October, 1999.

/S/ M.A. Brzoska
M.A. Brozoska

/S/ D.J. Murphy
D.J. Murphy

/S/ L.J. Vitalo
L.J. Vitalo

CERTIFICATE OF AMENDMENT OF CERTIFICATE OF INCORPORATION

SunGard Network Services Inc,

The undersigned, being the duly elected Vice President, Controller of SunGard Network Services Inc., a Delaware corporation (the “Corporation”) certifies that:

1. The resolutions set forth below (the “Resolutions”) regarding the amendment to the Certificate of Incorporation of the Corporation, were duly adopted in accordance with the applicable provisions of Section 242 and 228 of the General Corporation Law of the State of Delaware by the Board of Directors and the Sole Stockholder of the Corporation by unanimous written consent dated November 11, 1998.

RESOLVED, that the Certificate of Incorporation of SunGard Network Services Inc. be amended by changing the First Article thereof so that, as amended, said Article shall be read as follows:

“The name of the corporation is SunGard NetWork Solutions Inc.”

2. The Resolutions are in full force and effect as of this date and have not been modified, rescinded, revoked or superseded (in whole or in part).

3. The Resolutions do not conflict .with or violate any provision of the Certificate of Incorporation or Bylaws of the Corporation.

4. The Secretary and each other officer of the Corporation are authorized to certify that these Resolutions have been duly adopted by the Board of Directors and the Sole Stockholder of the Corporation.

Dated: November 11, 1998

IN WITNESS WHEREOF, said SunGard Network Services Inc. has caused this certificate to be signed by Debra A. Stehman, its Vice President, Controller, this 11th day of November, 1998.

Debra A. Stehman, Vice President, Controller of SunGard Network Services Inc.